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                   AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

                              OF NETWORK PLUS CORP.


         Subsection 4(a) of the 1998 Stock Incentive Plan (the "Plan") of Network Plus Corp. is hereby amended, subject to stockholder approval, to increase from 9,000,000 to 18,000,000 the number of shares of Common Stock, $.01 par value per share, authorized for issuance under the Plan.

                                            Adopted by the Board of Directors on
                                            April 17, 2001

                                            Approved by the Stockholders on
                                            May 7, 2001